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                                                                     EXHIBIT 4.9

                       FIFTH AMENDMENT OF LOAN DOCUMENTS
                       ---------------------------------

     THIS FIFTH AMENDMENT OF LOAN DOCUMENTS (this "Amendment") is made as of December 31, 2001, by and among the following parties:

     1.      SOUTHTRUST BANK ("Bank");

     2.      COLOR IMAGING, INC. ("Delaware Color"), a Delaware corporation; and

     3. LOGICAL IMAGING SOLUTIONS, INC. ("Logical"), a California corporation.

                                   RECITALS:
                                   --------

     1.   Revolving Loans.  Delaware Color and Logical (collectively, jointly
          ---------------
and severally, "Borrower"), are jointly and severally indebted to Bank under and in regard to various loans, including but not limited to the following loans (collectively, the "Revolving Loans"):

          a. Revolving Loan (the "First Revolving Loan") in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) evidenced by Revolving Note (as amended, modified and restated, the "First Revolving Note") dated as of June 24, 1999, from Color Image, Inc. ("Georgia Color"), a Georgia corporation, to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note Modification Agreement dated as of August 30, 2000, Third Revolving Note Modification Agreement dated as of November 30, 2000, and Fourth Revolving Note Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001; and subject to Loan and Security Agreement (as amended and modified, the "Revolving Loan Agreement") dated as of May 5, 2000, between Georgia Color and Bank, as amended and affected by Amendment of Loan Documents dated as of August 30, 2000, Secord Amendment of Loan Documents dated as of November 30, 2000, Third Amendment of Loan Documents made as of July 5, 2001, to be effective for all purposes as of June 30, 2001 and Fourth Amendment of Loan Documents dated as of November 1, 2001; and

          b. Revolving Loan (the "Second Revolving Loan") in the maximum principal amount of Five Hundred Thousand Dollars ($500,000), evidenced by Line of Credit Promissory Note (as amended, modified and restated, the "Second Revolving Note") from Georgia Color to Bank dated as of May 5, 2000, as amended and restated by Amended and Restated Line of Credit Promissory Note dated as of August 30, 2000, as amended by Revolving Note Modification Agreement dated as of November 30, 2000, and as further amended by Second Revolving Note Modification Agreement made as of July 5, 2001, to be effective for all purposes as of June 30, 2001, subject to the Revolving Loan Agreement.

     2.   Amendments.  Borrower has requested that Bank agree to the following
          ----------
amendments to the Revolving Loans:

          a.  To waive certain defaults under the Revolving Loan Agreement.

          b. To consolidate the First Revolving Loan and the Second Revolving Loan into a single loan facility;

          c. To increase the maximum principal amount of the consolidated loan to Two Million Five Hundred Thousand Dollars ($2,500,000); and

          d.  To extend the term of the consolidated loan to June 30, 2002.



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Bank has agreed to such amendments, on and subject to the terms, conditions and requirements set forth in this Amendment.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that (a) the foregoing recitals are true and correct and are incorporated herein by this reference, (b) any capitalized terms utilized herein, not defined herein but defined in the Revolving Loan Agreement shall have the definitions ascribed thereto in the Revolving Loan Agreement and (c) further as follows:

     1.   Waiver.  As of December 31, 2001, Events of Default exist under the
          ------
Revolving Loan Agreement by virtue of Borrower's failing to satisfy the following covenants set forth in Section 6.21 of the Revolving Loan Agreement:

          a. to maintain a Minimum Fixed Charge Coverage of not less than 1.20:1; and

          b.   to maintain a ratio of Funded Debt to EBITDA of not more than
               4.00 to 1.00.

Borrower acknowledges the existence of such Events of Default and acknowledges and agrees that Lender is entitled to exercise Lender's remedies under the Revolving Loan Agreement in regard thereto. Lender agrees, however, as of December 31, 2001, but not thereafter, to waive such Events of Default and not to exercise Lender's remedies in regard thereto. The foregoing waiver does not waive Lender's right to enforce strict compliance with the Revolving Loan Agreement, as amended by this Amendment, in all respects after December 31, 2001.

     2.   Amendment of Definitions.  The following definitions set forth in
          ------------------------
Section 1.1 of the Revolving Loan Agreement are hereby amended in their entirety as follows:

          a. The definition of "Aggregate Loan Values" is amended by inserting "$2,500,000" in lieu of $2,000,000" therein.

          b. The definition of "Commitment Period" is amended by inserting "June 30, 2002" in lieu of "December 31, 2001" therein.

          c. The definition of "Loan or Loans" is amended and restated in its entirety as follows:

               "Loan or Loans -- the revolving loan in the aggregate principal amount of up to $2,500,000 advanced by the Bank to the Borrower from time to time evidenced by the Note(s) described in Section 2.1 of this Agreement (and any substitutions therefor, extensions thereof or renewal thereof)."

          d. The definition of "Notes" is amended and restated in its entirety as follows:

               "Note or Notes -- the Revolving Note dated as of June 24, 1999, from Color Image, Inc. ("Georgia Color"), a Georgia corporation, to Bank, as amended by Revolving Note Modification Agreement dated as of May 5, 2000, Second Revolving Note Modification Agreement dated as of August 30, 2000, Third Revolving Note Modification Agreement dated as of November 30, 2000, Fourth Revolving Note Modification Agreement dated as of July 5, 2001, to be effective for all purposes as of June 30, 2001, and Fifth Revolving Note Modification Agreement dated as of December 31, 2001, to be effective for all purposes as of December 31, 2001, as may be extended, amended, modified and restated."

                                       2
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     3.   Other Amendments.
          -----------------

          a. Section 2.1 (a) of the Revolving Loan Agreement is hereby amended as follows:

               i. By inserting "$2,500,000" in lieu of $2,000,000" in the fourth (4th) line thereof;

               ii. By amending and restating the last two sentences in their entirety as follows:

                     "Advances made under the Loan shall be subject to Note."

          b. Section 2.1 (e) of the Revolving Loan Agreement is hereby amended by inserting "2,500,000" in lieu of "$2,000,000" in the second
     (2nd) line thereof.

     4.   Loan Increase and Consolidation.  As of the date of this Agreement,
          -------------------------------
Borrower shall execute and deliver to Lender a Fifth Revolving Note Modification Agreement (the "Fifth Revolving Note Modification Agreement") in regard to the First Revolving Loan, which, inter alia, increases the maximum principal balance of the First Revolving Loan to $2,500,000. Borrower authorizes Lender to disburse and apply from the First Revolving Loan, as so increased, sufficient funds to pay in full all sums outstanding under the Second Revolving Loan. Upon such payment in full of the Second Revolving Loan, the Second Revolving Loan shall be terminated, whereupon the First Revolving Loan shall constitute the sole "Loan" under the Revolving Loan Agreement.

     5.   Conditions.  Bank's agreements set forth herein are subject to and
          ----------
conditioned upon satisfaction of the following conditions to Bank's satisfaction.

          a.   Costs.  Payment by Borrower of all Bank's cost and expenses in
               -----
regard to the investigation, review and approval of this transaction, the preparation of this Amendment and all documents and agreements required hereby and the administration thereof, including, without limitation, (i) all legal fees, expenses and disbursements and other actual third-party expense reimbursements incurred or sustained by Bank in connection with this transaction, (ii) all travel, appraisal, audit, search and filing fees incurred or sustained by Bank in connection with this transaction or the administration of the Loans and this Amendment; (iii) all recording and filing fees, intangibles taxes, documentary and revenue stamps, other taxes or other expenses and charges payable in connection with this Amendment or any agreements or instruments executed in connection herewith and (iv) all costs, expenses (including fees and expenses of outside consultants), related to the administration of the transactions contemplated hereby.

          b.   Patent Assignment.  Evidence of recording in US Patent Office of
               -----------------
Patent Assignment from Michael W. Brennan to Borrower regarding United States Letters Patent Number 5,834,150 entitled "Solvent Vapor Fixing Methods and Process Color Toners for Use in Same."

          c.   Other Documents.  The execution and delivery of such other
               ---------------
documents and agreements as Bank shall require to evidence and consummate the transactions described herein.

     6.   General Provisions.
          ------------------

          a.   Legal Counsel.  Borrower acknowledges and agrees that legal
               -------------
counsel to Bank does not represent Borrower as Borrower's attorney, that Borrower has retained (or has had an opportunity to retain) counsel of its own choice and has not and will not rely upon any advice from Bank's counsel. In no

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event shall Borrower's reimbursement of expenses pursuant to this Amendment
(even if effected by payment directly by Borrower to Bank's counsel) be deemed to establish any attorney-client relationship between Borrower and Bank's counsel.

     b. No Waiver. The execution and delivery of this Amendment does not
        ---------
constitute, and shall not be construed as, a waiver by Bank of any default or Event of Default under any document, agreement or instrument. No delay or omission of Bank or any subsequent holder of the obligations of Borrower to Bank to exercise any right, remedy, power or privilege after the occurrence of such default or Event of Default shall be construed as a waiver of any such default, or acquiescense therein.

     c. Headings. The headings of the articles, sections, paragraphs and
        --------
subdivisions of this Amendment are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

     d. Survival of Covenants; Reaffirmation. All covenants, agreements,
        ------------------------------------
representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Bank, notwithstanding any investigation made by or on behalf of Bank, and shall survive the execution and delivery to Bank of this Amendment. All the terms and conditions of the instruments and agreements amended by this Amendment are hereby ratified, affirmed and approved as herein amended. Obligors here reaffirm and restate each and every warranty and representation set forth in the Loan Documents, as amended by this Amendment. This Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents.

     e. Continuing Obligation; Benefits. This Amendment, and each and every
        -------------------------------
provision hereof, is a continuing obligation and shall (i) be binding upon each of the parties hereto and their respective heirs, representatives, successors and assigns, and (ii) inure to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns; provided, that none of the Obligors may assign all or any part of this Amendment
--------
without the prior written consent of Bank, which consent may be granted or withheld in the sole discretion of Bank.

     f. Controlling Law. This Amendment shall be governed by and construed in
        ---------------
accordance with the laws of the State of Georgia.

     g. Standard of Review. Any document, writing or instrument required or
        ------------------
permitted to be delivered to Bank under this Amendment shall be deemed satisfactory only if approved by Bank in the exercise of its sole discretion, and any act or approval permitted to be done by Bank under this Amendment shall be in Bank's sole discretion.

     h. Miscellaneous. This Amendment may not be varied, altered, or amended
        -------------
except by a written instrument executed by an authorized officer of the Bank. This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument. Any provision in this Amendment which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provisions hereof.

     i. General Waivers. To the fullest extent permitted by Applicable Law,
        ---------------
Borrower and all Obligors waive (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Obligors may in any way be liable; (ii) notice prior to Bank's taking possession or control of any collateral or any bond or security which might be required by any court prior to allowing Bank to

                                       4

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exercise any of Bank's remedies, including the issuance of an immediate writ of possession; (iii) the benefit of all valuation, appraisement and exemption laws;
(iv) any right Obligor may have upon payment in full of the Obligations to require Bank to terminate its security interest in any collateral until the execution by Obligors of an agreement indemnifying Bank from any loss or damage Bank may incur as the result of dishonored checks or other items of payment received by Bank from Obligors or any Account Debtor and applied to the obligations owed to Bank; and (v) notice Bank's acceptance hereof or of any document required hereby.

        j.  Loan Documents. From and after the date hereof, all references in
            --------------
any of the Loan Documents to any document or agreement amended by this Amendment shall mean and refer to such document or agreement as amended by this Amendment.

        k.  Representation and Warranty. Borrower, and the individuals executing
            ---------------------------
this Amendment on behalf of Borrower, represent and warrant to Bank that (a) each entity constituting Borrower is in existence and in good standing under the laws of the state of Georgia and their respective states of organization, (b) the Articles of Incorporation and Bylaws of the entities constituting Borrower have not been amended since June 30, 2001, and (c) the execution and delivery of this Amendment have been authorized by all requisite corporate action by and on behalf of Borrower.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal as of the date first above written.

                                     COLOR IMAGING, INC., a Delaware Corporation

                                     By: /s/  [illegible]
                                        ----------------------------------
                                     Its:       PRESIDENT
                                         ---------------------------------

                                     Attest: /s/  [illegible]
                                            ------------------------------
                                     Its:          EXEC. V.P.
                                         ---------------------------------

                                              [CORPORATE SEAL]


                                     LOGICAL IMAGING SOLUTIONS, INC., a
                                     California corporation

                                     By: /s/  [illegible]
                                        ----------------------------------
                                     Its:      PRESIDENT
                                         ---------------------------------

                                     Attest: /s/  [illegible]
                                            ------------------------------
                                     Its:          EXEC. V.P.
                                         ---------------------------------

                                              [CORPORATE SEAL]



                                      SOUTHTRUST BANK

                                      By:
                                         ---------------------------------
                                      Its:
                                          --------------------------------

                                              [BANK SEAL]

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